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                                                                 EXHIBIT 10.4(b)

                                    NOTICE OF
             2004 LONG-TERM INCENTIVE PLAN AWARD ("2004 LTIP AWARD")
                       UNDER 2003 EQUITY COMPENSATION PLAN

1.0  OBJECTIVE:

     The purpose of the Long-Term Incentive Plan Award ("LTIP") pursuant to
     Section 8 of the First Horizon National Corporation's 2003 Equity Compensation Plan (the "Plan") is to provide motivation for key executives to achieve the Company's strategic objectives and ensure incentive rewards and performance are linked to shareholder value.

2.0  LTIP PERFORMANCE PERIOD:

     The LTIP performance period will be the Company's fiscal years beginning January 1, 2004 and ending December 31, 2006.

3.0  ELIGIBILITY:

          o Eligibility for executive officers who are subject to Section 16 (as defined in the Plan) or who are Covered Officers (as defined in the Plan) is approved annually by the Compensation Committee ("Committee").

          o Eligibility for all other executives is approved annually by the CEO.

4.0  FUNDING OF THE INCENTIVE POOL:

     o As soon as possible following the end of the Performance Period, the Committee shall determine the 2004 LTIP Award earned by each Participant in the manner described in Sections 4.0 and 5.0 of this Notice (the "Earned Award").

     o The amount by which the Company will fund the incentive pool from which all of the Participants' 2004 LTIP Awards will be paid will be determined by the Committee based on the following measurement criteria: (1) the Company's stock price compound annual growth rate (the "Stock Price CAGR"), (2) the Company's stock price compound annual growth rate relative to the "Top 50 Banks" as identified by American Banker at the beginning of the Performance Period (the "Peer Group") (the "Relative Stock Price CAGR") and (3) the Company's cumulative diluted earnings per share ("EPS") as reported in the Company's year-end audited financial statements, except that the calculation of EPS for purposes of determining achievement of the performance goal will exclude the negative effect of any nonrecurring items, extraordinary items, discontinued operations, or cumulative effects of accounting changes ("Cumulative Modified EPS").


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     o    The threshold criterion to be used to determine funding of the incentive pool shall be the Company's Cumulative Modified EPS.

          o Except as provided below, if the Company's Cumulative Modified EPS is equal to or greater than an amount established by the Committee at the beginning of the Performance Period, an incentive pool will be funded equal to 100% of the maximum aggregate potential 2004 LTIP Awards of all the Participants.

     o Notwithstanding the Company's achievement of the Cumulative Modified EPS criterion, the Committee shall have complete discretion to reduce the incentive pool funding in accordance with the higher of the Stock Price CAGR measurement criterion or the Relative Stock Price CAGR measurement criterion as described below.

     o    The Stock Price CAGR measurement criterion is as follows:

               o Target based on 2003-2005 strategic plan as presented to the Board in October, 2002.

               o Payouts earned if stock price CAGR represents significant return to shareholders as indicated in the following grid:

                                     CAGR   =>   Payout%
                                     ----        -------
                                     ___%          100%
                                     ___            75
                                     ___            50
                                     ___            25
                                     ___           -0-

               Beginning stock price at 12/31/2003 is $44.15.

     o    The Relative Stock Price CAGR measurement criterion is as follows:

               o If the Company's Relative Stock Price CAGR is in the Top ___ of the Peer Group** and positive, 100% payout is achieved.

                    ** Performance of individual companies in the Peer Group will be adjusted for down years.

               Payout/Accrual Grid:

               Peer Group Rank   =>   Payout %
               ---------------        --------
               Top ___                  100%
               Top ___                   75
               ___ Percentile            50
               > ___ <___                25
               < ______                 -0-


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     o    The amount of the incentive pool funded may be further reduced by the
          Committee in its discretion in order to more accurately reflect the Company's total performance. In determining the amount, if any, by which the incentive pool will be reduced, the Committee may consider measures such as the following:

     --------------------------------------
     Factor            Guideline
     --------------------------------------
     Rating Agencies   [guideline redacted]
     --------------------------------------
     Regulatory        [guideline redacted]
     --------------------------------------
     Capitalization    [guideline redacted]
     --------------------------------------
     Governance        [guideline redacted]
     --------------------------------------

          Failure to meet the guideline for any one of the above factors may in the Committee's discretion result in a 20% reduction, up to a total reduction of 80%, of the LTIP incentive pool.

5.0 DETERMINATION OF INDIVIDUAL PARTICIPANT'S MAXIMUM EARNED AWARD AND PAYMENT OF AWARD:

     o The objective of the LTIP is to deliver a total annual award up to 75% of the maximum bonus potential for each individual Participant under his/her respective annual bonus plan for the Performance Period (MIP or FirstPower). The incentive pool available will be determined based on the applicable performance criteria outlined in Section 4.0 above. Each Participant's maximum Earned Award will be calculated as follows:

     [Standard version formula:]

               Annual LTIP Value = Eligible Base Salary times Annual Bonus Plan Target times 0.75

     [Formula applicable to executives whose bonuses are based on a measure of business unit earnings:]

               Annual LTIP Value = Eligible Base Salary times 0.75

          The Annual LTIP Value will be determined for each calendar year during the Performance Period. At the end of the Performance Period, the maximum Earned Award will be determined as follows:

               LTIP Incentive Award = (2004 Annual LTIP Value + 2005 Annual LTIP Value + 2006 Annual LTIP Value) times (percentage of incentive pool funded as described in Section 4.0 above)

     o Notwithstanding anything to the contrary herein, the Committee may in its discretion choose to award a Participant less than his/her maximum Earned Award as calculated above, taking into account such factors as it may deem relevant, including but not limited to the Participant's achievement of his/her bonus objectives under his/her applicable annual bonus plan.


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o    Notwithstanding anything to the contrary herein, the Committee may delay the pay-ment of any Earned Award for a period of up to a year after the Measurement Date.

6.0  TERMINATION OF EMPLOYMENT AND FORFEITURE OF AWARD:

     Except as may otherwise be determined by the Committee, in the event that the Participant's employment with the Company (including its subsidiaries) terminates for any reason prior to the end of the Performance Period, the 2004 LTIP Award shall be forfeited, and neither the Participant, nor any successor, heir, assign or personal representative of the Participant, shall have any further right to or interest in the 2004 LTIP Award. Notwithstanding anything herein to the contrary, if a Change in Control (as defined in Section 7) occurs and if, prior to the date on which the Change in Control occurs, the Participant's employment with the Company is terminated or the Participant is reassigned to a position which in the opinion of the Committee reduces the Participant's ability to make an impact upon the profitability of the Company through his/her decisions, actions and counsel and if it is reasonably demonstrated by the Participant that such termination of employment or reassignment of position (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control or (ii) otherwise arose in connection with or in anticipation of a Change in Control, then for all purposes of this Notice the 2004 LTIP Award shall not be forfeited by the Participant to the Company upon such termination or reassignment, and the amount of the 2004 LTIP Award shall be determined by the Committee as described in Section 7.0 below and shall vest and be payable immediately upon the Change in Control.

7.0  CHANGE IN CONTROL:

     Notwithstanding anything herein to the contrary, upon a Change in Control, the Committee shall determine the amount of the 2004 LTIP Award in the manner set forth in this Section 7.0 (the "CIC LTIP Award"). The CIC LTIP Award shall equal the maximum potential 2004 LTIP Award, prorated to reflect the percentage of the Performance Period that has elapsed between the beginning of the Performance Period and the date of the Change in Control. The CIC LTIP Award shall vest and be immediately payable upon a Change in Control. A "Change in Control" means the occurrence of any one of the following events.

     (i) individuals who, on January 21, 1997, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to January 21, 1997, whose election or nomination for election was approved by a vote of at least three-fourths (3/4) of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no


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          individual elected or nominated as a director of the Company initially as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

     (ii) any "Person" (for purposes of this definition only, as defined under Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in Section 13(d) or Section 14(d) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities") provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any entity in which the Company directly or indirectly beneficially owns more than 50% of the voting securities or interest (a "Subsidiary"), (B) by an employee stock ownership or employee benefit plan or trust sponsored or maintained by the Company or any Subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii);

     (iii) the shareholders of the Company approve a merger, consolidation, share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company's shareholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to the consummation of such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is


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          no Parent Corporation, the Surviving Corporation) were Incumbent
          Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in
          (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction"); or

     (iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company's assets.

     Computations required by paragraph (iii) shall be made on and as of the date of shareholder approval and shall be based on reasonable assumptions that will result in the lowest percentage obtainable. Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to have occurred solely because any Person acquires beneficial ownership of more than twenty percent (20%) of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such Person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such Person, a Change in Control of the Company shall then occur.

8.0  EFFECT ON EMPLOYMENT:

     Nothing contained in the LTIP shall confer upon the Participant the right to continue in the employment of the Company (including its subsidiaries) or affect any right that the Company (including its subsidiaries) may have to terminate the employment of the Participant.

9.0  AMENDMENT:

     The 2004 LTIP Awards may not be amended except with the consent of the Committee.

10.0 WITHHOLDING:

     Whenever payments hereunder are to be made in cash, the Company shall have the right to withhold from sums due to the Participant (or to require the Participant to remit to the Company) an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to making such payments.

--------------------------------------------------------------------------------

The following reflects action taken affecting this award, but is not part of the award document:

On February 22, 2005, the Compensation Committee of the Board of Directors, acting under authority delegated to it under the 2003 Equity Compensation Plan, combined two years of the


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2004 LTIP awards with the 2005 LTIP awards. In connection with that action, the
Committee limited the amount payable under the 2004 LTIP award to a single-year amount and granted 2005 LTIP awards with both a two-year performance period (2005-2006) and a three-year performance period (2005-2007).


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